UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: December 29, 2015

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) New Employment Agreement for Mark Sieczkarek, Interim President and Chief Executive Officer

On December 29, 2015, the Company and Mr. Mark Sieczkarek executed a new employment agreement in connection with his appointment as the Company’s Interim President and Chief Executive Officer ("CEO") by the Board of Directors of the Company (the "Board") effective November 18, 2015.

Mr. Sieczkarek’s employment agreement provides for a term commencing on December 29, 2015 and ending on March 31, 2016, with renewal by successive three (3) month periods, but in no case may it extend past November 18, 2016. Mr. Sieczkarek’s employment agreement provides for an annual base salary of four hundred thousand dollars ($400,000), which the Compensation Committee of the Board of Directors (the “Committee”) shall have the sole discretion to pay one hundred percent (100%) in the form of equity compensation. Any such equity compensation shall be issued from the Company’s 2007 Omnibus Incentive Plan (the “Plan”) and shall vest in equal monthly amounts subject to continuing eligibility. Mr. Sieczkarek’s salary shall be subject to review by the Company and may be adjusted by action of the Board, based on Mr. Sieczkarek’s performance, the financial performance of the Company and the compensation paid to a CEO (in comparable positions). Such adjustment shall not reduce Mr. Sieczkarek’s then-current annual base salary unless he provides written consent.

In addition, Mr. Sieczkarek shall be eligible for any bonus plan that is deemed appropriate by the Board. The bonus amount shall be determined by the Board, in its sole discretion, based upon the following factors: (i) the fulfillment of specific milestones and tasks delegated to Mr. Sieczkarek as set by Mr. Sieczkarek and the Company’s Board before the end of the 2015 calendar year, (ii) the evaluation of Mr. Sieczkarek’s performance by the Company’s Board, (iii) the Company’s financial, product and expected progress and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus will be payable within two and a half (2 1/2) months following the termination of the employment agreement. There is no requirement for Mr. Sieczkarek to hold the interim position for a full year to be eligible for the bonus. The Committee of the Board shall have the sole discretion to pay any or all of the bonus in the form of equity compensation. Any such equity compensation shall be issued from the Plan, and shall be fully vested upon payment.

In the event the Company terminates Mr. Sieczkarek for cause, without cause (including death, disability or for constructive termination), or he resigns (each as defined in the employment agreement), he shall be entitled to any earned but unpaid wages or other compensation earned (including reimbursements of his outstanding expenses and unused vacation) through the termination date. In order to terminate Mr. Sieczkarek for cause (or for Mr. Sieczkarek to resign for constructive termination), the acting party shall give notice to the other party specifying the reason for termination and providing a period of thirty (30) days to cure the reason specified. If there is no cure within thirty (30) days or the notified party earlier refuses to effect the cure, the termination shall then be deemed effective. If Mr. Sieczkarek is terminated in connection with a Change of Control (as defined in the employment agreement), he shall be entitled to an amount equal to twice his annual base salary (the “CoC Severance”). The Committee of the Board shall have the sole discretion to pay any or all of the CoC Severance in the form of equity compensation.

The foregoing description of the employment agreement with Mr. Sieczkarek does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

New Employment Agreement for Thomas J. Paulson, Chief Financial Officer

On January 1, 2016, the Company and Thomas J. Paulson, the Company’s Chief Financial Officer (“CFO”), executed a new employment agreement, in connection with the expiration of that certain employment agreement dated as of March 26, 2012, which expired on December 31, 2015. Mr. Paulson’s employment agreement provides for a term commencing on January 1, 2016 and ending on December 31, 2017. Mr. Paulson’s employment agreement also provides for an annual base salary of two hundred ninety thousand dollars ($290,000), subject to at least annual review, and may be adjusted by action of the Board, based on Mr. Paulson’s performance, the financial performance of the Company and the compensation paid to a CFO (in comparable positions). Such adjustments shall not reduce Mr. Paulson’s then-current annual base salary unless he provides written consent.

In addition, Mr. Paulson shall be eligible for any bonus plan that is deemed appropriate by the Board. The bonus amount shall be determined by the Board, in its sole discretion, based upon the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Mr. Paulson as set by Mr. Paulson and the Company’s President/CEO and/or the Board, before the end of the first calendar quarter; (ii) the evaluation of Mr. Paulson by the Company’s President/CEO and/or the Board; (iii) the Company’s financial, product and expected progress and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus will be payable within two and a half (2 1/2) months following the end of the year for which the bonus was earned. The Committee shall have the sole discretion to pay any or all of the annual bonus in the form of equity compensation. Any such equity compensation shall be issued from the Plan, and shall be fully vested upon payment.

In the event the Company terminates Mr. Paulson for cause (as defined in the employment agreement), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date. In the event the Company terminates Mr. Paulson without cause (including death, disability or for constructive termination) (each as defined in the employment agreement) or Mr. Paulson voluntarily terminates his employment upon or after reaching the age of 65 provided such termination constitutes a “separation from service” as such term is defined in Section 409A of the Internal Revenue Code, he shall be entitled to an amount equal to Mr. Paulson’s annualized base salary in effect on the date of separation from service (the “CFO Severance Amount”). The CFO Severance Amount will be paid in equal monthly installments at the rate in effect at the time of Mr. Paulson’s termination. The Committee shall have the sole discretion to pay any or all of the CFO Severance Amount in the form of equity compensation. Any such equity compensation shall be issued from the Plan, and shall be fully vested upon payment. The CFO Severance Amount shall be in addition to Mr. Paulson’s earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the date his employment is terminated from the Company. Moreover, all options held by Mr. Paulson will be subject to full accelerated vesting on the date of termination without cause and the exercise period shall be extended to three (3) years from the date of termination, or the option expiration date as provided in the stock option agreements between Mr. Paulson and the Company. In order to terminate Mr. Paulson for cause (or for Mr. Paulson to resign for constructive termination), the acting party shall give notice to the other party specifying the reason for termination and providing a period of thirty (30) days to cure the reason specified. If there is no cure within thirty (30) days or the notified party earlier refuses to effect the cure, the termination shall then be deemed effective.

The foregoing description of the employment agreement with Mr. Paulson does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.2, and incorporated by reference herein.

New Employment Agreement for Justin Hall, General Counsel

On December 29, 2015, the Company and Mr. Justin Hall executed a new employment agreement in connection with his appointment as the Company’s General Counsel ("GC") by the Board on December 28, 2015.

Mr. Hall’s employment agreement provides for a term commencing on December 29, 2015 and ending on December 31, 2017. Mr. Hall’s employment agreement provides for an annual base salary of one hundred ninety thousand dollars ($190,000), subject to at least annual review, which the Committee shall have the sole discretion to pay eighteen percent (18%) in the form of equity compensation. Any such equity compensation shall be issued from the Plan and shall vest in equal monthly amounts subject to continuing eligibility. Mr. Hall's salary may be adjusted by action of the Board, based on Mr. Hall's performance, the financial performance of the Company and the compensation paid to a GC (in comparable positions). Such adjustments shall not reduce Mr. Hall's then-current annual base salary unless he provides written consent.

In addition, Mr. Hall shall be eligible for any bonus plan that is deemed appropriate by the Board. The bonus amount shall be determined by the Board, in its sole discretion, based upon the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Mr. Hall as set by Mr. Hall and the Company’s President/CEO and/or the Board, before the end of the first calendar quarter; (ii) the evaluation of Mr. Hall by the Company’s President/CEO and/or the Board; (iii) the Company’s financial, product and expected progress and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus will be payable within two and a half (2 1/2) months following the end of the year for which the bonus was earned. The Committee shall have the sole discretion to pay any or all of the annual bonus in the form of equity compensation. Any such equity compensation shall be issued from the Plan, and shall be fully vested upon payment.

In the event the Company terminates Mr. Hall for cause (as defined in the employment agreement), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date. In the event the Company terminates Mr. Hall without cause (including death, disability, or for constructive termination) (each as defined in the employment agreement), he shall be entitled to an amount equal to Mr. Hall’s annualized base salary in effect on the date of separation from service plus the full target annual bonus percentage for the current fiscal year (the “GC Severance Amount”), which will be paid in equal monthly installments at the rate in effect at the time of Mr. Hall’s termination. The GC Severance Amount shall be in addition to Mr. Hall’s earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the date his employment is terminated from the Company. Moreover, all options held by Mr. Hall will be subject to full accelerated vesting on the date of termination without cause and the exercise period shall be extended to three (3) years from the date of termination, or the option expiration date as provided in the stock option agreements between Mr. Hall and the Company. In order to terminate Mr. Hall for cause (or for Mr. Hall to resign for constructive termination), the acting party shall give notice to the other party specifying the reason for termination and providing a period of thirty (30) days to cure the reason specified. If there is no cure within thirty (30) days or the notified party earlier refuses to effect the cure, the termination shall then be deemed effective.

The foregoing description of the employment agreement with Mr. Hall does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.3, and incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No. _____________	Description ________________________________________________________
10.1	Employment Agreement with Mr. Mark Sieczkarek, dated December 29, 2015
10.2	Employment Agreement with Mr. Thomas J. Paulson, dated January 1, 2016
10.3	Employment Agreement with Mr. Justin Hall, dated December 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: January 4, 2016